Exhibit 99.1

News Release

For more information contact:

Dennis J. Zember Jr.

Executive Vice President & CFO

(229) 890-1111

AMERIS BANCORP REPORTS NET INCOME

AND IMPROVEMENT IN NON-PERFORMING ASSETS FOR FIRST QUARTER 2012

April 24, 2012

AMERIS BANCORP (NASDAQ-GS: ABCB), Moultrie, Georgia, today reported net income available to common shareholders of $4.6 million, or $0.19 per diluted share, for the quarter ended March 31, 2012, compared to $580,000, or $0.02 per diluted share, for the quarter ended March 31, 2011. Highlights of the results of the first quarter of 2012 include:

•	The Company successfully completed its ninth FDIC-assisted transaction

•	The first quarter represented the 6th consecutive quarter of profitability for the Company

•	Non-performing assets declined 29% from March 31, 2011 and 24% from December 31, 2011

•	Legacy classified loans decreased $17.4 million, or 17%, from December 31, 2011

•	“In-migration” of new legacy problem loans amounted to $12.5 million, compared to $24.1 million in the fourth quarter of 2011.

•	The Company’s net interest margin was 4.48%

•	Tangible common equity as a percentage of tangible assets improved to 7.95%

Reconciliation of Operating Results

Included in the Company’s results for the first quarter of 2012 were several items that are considered non-recurring. The gain associated with the purchase of the assets of Central Bank of Georgia totaled $20.0 million before tax. Offsetting this gain were losses associated with the bulk sale of problem assets totaling $11.7 million before tax and additional write-downs on other real estate that the Company anticipates selling in the second quarter totaling $2.6 million before tax. Net of these non-recurring items, net income available to common shareholders would have been $591,000, or $0.02 per diluted share, for the first quarter of 2012.

Credit Quality

During the first quarter of 2012, the Company successfully sold $31.2 million of non-performing and classified assets through several individual transactions. Through these sales, the Company sold $16.1 million in non-performing loans, $13.3 million in other real estate owned and $1.8 million in classified accruing loans. Losses associated with the sales totaled $16.1 million. Commenting on the declines in non-performing assets, Edwin W. Hortman, Jr., the Company’s President and Chief Executive Officer, said, “During the quarter, we experienced a 23.6% decline in non-performing assets and still increased tangible book value through net earnings. I believe our carrying values on the remaining non-performing assets are attractive enough that we can see continued reduction in the second quarter and position the Company for a second half of 2012 where credit costs are noticeably lower.”

“In-migration” of new legacy problem loans amounted to $12.5 million, or 0.9% of legacy loans, compared to $14.0 million and $24.1 million in the third and fourth quarters of 2011, respectively. Forty percent of the new problem loans for the first quarter of 2012 were in one business relationship that resolved its problem loan status with the sale of the business shortly after the quarter ended.

Net charge-offs on loans during the first quarter of 2012 increased to $19.1 million, compared to $8.3 million during the fourth quarter of 2011 and $6.2 million during the first quarter of 2011. Increased levels of charge-offs relate almost entirely to the Company’s bulk sale of non-performing loans. Excluding amounts charged-off in the bulk sale, the Company’s net charge-offs would have been $8.7 million, or 2.65% of average loans on an annualized basis. The Company’s provision for loan losses during the first quarter of 2012 amounted to $12.9 million, an increase of $3.9 million as compared to the $9.0 million posted in the fourth quarter of 2011. At March 31, 2012, the Company’s loan loss allowance totaled $28.7 million, or 2.17% of legacy loans, compared to $35.2 million, or 2.64% of legacy loans, at the end of 2011.

Balance Sheet Trends

Total assets at March 31, 2012 were $3.04 billion, a 1.6% increase as compared to the $2.99 billion reported at December 31, 2011. Earning assets grew $73.9 million to $2.56 billion at March 31, 2012. Short-term assets declined as a percentage of earning assets to 10.1%, compared to 11.9% at December 31, 2011 and 14.5% at March 31, 2011.

Total loans outstanding increased $73.6 million during the first quarter of 2012, to $1.98 billion at March 31, 2012, from $1.90 billion at December 31, 2011. During the first quarter, covered loans acquired in FDIC-assisted transactions increased by $81.9 million due to the purchase of the assets of Central Bank of Georgia. Legacy loans declined slightly to $1.32 billion at March 31, 2012, compared to $1.33 billion at December 31, 2011.

Total deposits grew $73.8 million during the first quarter of 2012, from $2.59 billion at December 31, 2011 to $2.67 billion at March 31, 2012. Non-interest bearing deposits increased $49.4 million, accounting for 66.9% of the increase in total deposits. Time deposits decreased by $28.8 million, or 3.2%. Non-interest bearing deposits grew to 16.7% of total deposits at March 31, 2012, compared to 12.3% at the same time in 2011. Time deposits continued to decline as a funding source for the Company and at March 31, 2012 were 33.0% of total deposits, down from 40.5% at March 31, 2011.

Net Interest Income and Net Interest Margin

Net interest income during the first quarter of 2012 totaled $27.7 million, an increase of $3.5 million, or 14.5%, compared to the $24.2 million reported for first quarter of 2011. The Company’s net interest margin was 4.48% during the first quarter of 2012, compared to 4.04% during the same quarter in 2011.

Improvement in the earning asset mix and growth in total earning assets contributed to the higher margin and higher levels of net interest income. The yield on earning assets in the first quarter of 2012 was 5.22%, compared to 5.35% in the same quarter of 2011. The Company’s cost of funds saw a significant improvement in the first quarter of 2012, as it decreased from 1.22% in the first quarter of 2011 and 0.80% in the fourth quarter of 2011 to 0.69% in the first quarter of 2012. Total deposit costs declined from 0.74% in the fourth quarter of 2011 to 0.63% in the first quarter of 2012. Growth in the percentage of low cost deposits as a share of total deposits and continued declines in time deposit costs contributed to the declines.

Non-Interest Income and Expense

During the first quarter of 2012, the Company reported a $20.0 million pre-tax gain on the acquisition of the assets of Central Bank of Georgia. Exclusive of that gain, total non-interest income for the first quarter of 2012 increased 16.7% to $7.2 million from $6.2 million reported in the first quarter of 2011. Income from mortgage-related activities continued to increase as a result of the Company’s increased numbers of mortgage bankers and higher levels of production.

Increases in service charges were smaller, growing from $4.27 million in the first quarter of 2011 to $4.39 million in the first quarter of 2012. Much of the growth in service charges over the past few years has related to the growth in lower cost deposits and checking accounts versus higher fee schedules.

Non-interest expenses increased from $21.2 million in the first quarter of 2011 to $34.2 million in the first quarter of 2012. Salaries and employee benefits increased from $9.8 million in the first quarter of 2011 to $10.7 million in the fourth quarter of 2011 and $11.4 million in the first quarter of 2012. The majority of the increase in the most recent quarter resulted from the reinstatement of certain foregone compensation (including incentive accruals and board fees) totaling approximately $433,000 and from approximately $225,000 of compensation associated with Central Bank of Georgia.

Occupancy and equipment expense increased during the quarter from $2.7 million in the first quarter of 2011 to $3.3 million in the first quarter of 2012. Increases in occupancy and equipment over the same period in 2011 relate to eight additional branches acquired in FDIC transactions over the past year. These increases were mostly offset by decreases in data processing and telecommunications expense that resulted from renegotiation of the Company’s contract with its core service provider, as well as other synergies from recent conversions. Total data processing and telecommunications expenses in the first quarter of 2012 were $1.9 million, compared to $2.4 million in the first quarter of 2011.

Credit-related expenses in the first quarter of 2012 totaled $12.7 million, a significant increase from the same quarter in 2011. The majority of the non-provision credit costs related to the Company’s bulk sale in the first quarter of 2012, which totaled $8.4 million.

Ameris Bancorp is headquartered in Moultrie, Georgia, and at the end of the most recent quarter had 67 locations in Georgia, Alabama, northern Florida and South Carolina.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management of Ameris Bancorp (the “Company”) uses these non-GAAP measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company’s periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company’s results of operations and financial condition.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar. 2012	Dec. 2011	Sept. 2011	Jun. 2011	Mar. 2011
EARNINGS
Net Income/(Loss) Available to Common Shareholders	$4,550	$322	$15,643	$1,307	$580
PER COMMON SHARE DATA
Earnings per share available to common shareholders:
Basic	$0.19	$0.01	$0.67	$0.06	$0.02
Diluted	$0.19	$0.01	$0.66	$0.06	$0.02
Cash Dividends per share	$—	$—	$—	$—	$—
Stock dividend	—	—	—	—	—
Book value per share (period end)	$10.36	$10.23	$10.27	$9.54	$9.41
Tangible book value per share (period end)	$10.15	$10.06	$10.08	$9.34	$9.20
Weighted average number of shares:
Basic	23,762,196	23,457,739	23,438,335	23,449,123	23,440,201
Diluted	23,916,421	23,611,964	23,559,063	23,508,419	23,474,424
Period-end number of shares	23,814,144	23,751,294	23,742,794	23,766,044	23,766,044
Market data:
High closing price	$13.32	$10.66	$10.30	$10.16	$11.10
Low closing price	$10.34	$8.55	$8.47	$8.49	$9.32
Period end closing price	$13.14	$10.28	$8.71	$8.87	$10.16
Average daily volume	59,139	68,654	71,955	58,706	46,618
PERFORMANCE RATIOS
Return on average assets	0.72%	0.15%	2.14%	0.29%	0.19%
Return on average common equity	8.89%	1.82%	28.55%	3.69%	2.51%
Earning asset yield (TE)	5.22%	6.07%	5.55%	5.98%	5.35%
Total cost of funds	0.69%	0.80%	1.02%	1.10%	1.22%
Net interest margin (TE)	4.48%	5.21%	4.44%	4.79%	4.04%
Non-interest income excluding securities transactions, as a percent of total revenue (TE) (1)	12.15%	14.81%	10.26%	14.15%	15.49%
Efficiency ratio	62.28%	72.76%	47.75%	65.08%	69.59%
CAPITAL ADEQUACY (period end)
Stockholders’ equity to assets	9.78%	9.81%	9.78%	9.70%	9.38%
Tangible common equity to tangible assets	7.95%	7.99%	7.96%	7.78%	7.51%
EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	7.95%	7.99%	7.96%	7.78%	7.51%
Effect of preferred equity	1.67%	1.69%	1.68%	1.76%	1.72%
Effect of goodwill and other intangibles	0.16%	0.13%	0.14%	0.15%	0.16%

Equity to assets (GAAP)	9.78%	9.81%	9.78%	9.70%	9.38%

OTHER PERIOD-END DATA
FTE Headcount	827	746	730	690	691
Assets per FTE	$3,680	$4,014	$4,124	$4,141	$4,223
Branch locations	67	62	62	59	59
Deposits per branch location	$39,781	$41,799	$42,401	$42,565	$43,605

(1)	Includes gain from acquisition.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
	2012	2011	2011	2011	2011
INCOME STATEMENT
Interest income
Interest and fees on loans	$29,482	$35,361	$31,633	$32,876	$28,971
Interest on taxable securities	2,309	2,350	2,672	2,574	2,658
Interest on nontaxable securities	365	357	330	314	320
Interest on deposits in other banks	120	148	144	150	175
Interest on federal funds sold	6	7	9	9	13

Total interest income	32,282	38,223	34,788	35,923	32,137

Interest expense
Interest on deposits	$4,084	$4,875	$6,431	$6,825	$7,375
Interest on other borrowings	471	580	555	351	555

Total interest expense	4,555	5,455	6,986	7,176	7,930

Net interest income	27,727	32,768	27,802	28,747	24,207
Provision for loan losses	12,882	9,019	7,552	9,115	7,043

Net interest income/(loss) after provision for loan losses	$14,845	$23,749	$20,250	$19,632	$17,164

Noninterest income
Service charges on deposit accounts	$4,386	$4,483	$4,666	$4,665	$4,267
Mortgage banking activity	1,475	1,209	930	382	450
Other service charges, commissions and fees	391	340	392	276	239
Gain(loss) on sale of securities	—	—	—	14	224
Gains from acquisitions	20,037	—	26,867	—	—
Other non-interest income	975	657	1,090	643	1,013

Total noninterest income	27,264	6,689	33,945	5,980	6,193

Noninterest expense
Salaries and employee benefits	11,446	10,688	10,252	9,427	9,843
Occupancy and equipment expenses	3,335	2,705	3,203	2,752	2,730
Data processing and telecommunications expenses	1,925	2,650	2,817	2,452	2,396
FDIC Insurance expense	1,067	1,078	1,096	1,118	1,245
Credit related expenses (1)	12,739	7,784	8,985	3,882	1,797
Advertising and marketing expenses	349	221	189	149	163
Amortization of intangible assets	220	220	277	242	263
Goodwill impairment	—	—	—	—	—
Other non-interest expenses	3,165	3,364	2,667	2,580	2,718

Total noninterest expense	34,246	28,710	29,486	22,602	21,155

Operating profit/(loss)	$7,863	$1,728	$24,709	$3,010	$2,202
Income tax (benefit)/expense	2,498	587	8,249	896	824

Net income/(loss)	$5,365	$1,141	$16,460	$2,114	$1,378

Preferred stock dividends	815	819	817	807	798

Net income/(loss) available to common shareholders	$4,550	$322	$15,643	$1,307	$580

Diluted earnings available to common shareholders	0.19	0.01	0.66	0.06	0.02

(1)	Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
	2012	2011	2011	2011	2011
PERIOD-END BALANCE SHEET
Assets
Cash and due from banks	$64,963	$65,528	$55,761	$68,552	$88,386
Federal funds sold and interest bearing balances	194,172	229,042	170,349	218,330	264,508
Investment securities available for sale, at fair value	371,791	339,967	340,839	334,376	305,620
Other investments	10,967	9,878	11,089	10,354	12,436
Mortgage loans held for sale	14,863	11,563	8,867	—	—
Loans, net of unearned income	1,323,844	1,332,086	1,368,895	1,360,063	1,345,981
Covered loans	653,377	571,489	595,428	486,489	526,012
Less allowance for loan losses	28,689	35,156	35,238	34,523	35,443

Loans, net	1,948,532	1,868,419	1,929,085	1,812,029	1,836,550
Other real estate owned	40,035	50,301	54,487	61,533	62,258
Covered other real estate owned	85,803	78,617	81,907	63,583	59,757

Total other real estate owned	125,838	128,918	136,394	125,116	122,015
Premises and equipment, net	72,755	73,124	71,848	65,925	66,359
Intangible assets, net	4,179	3,250	3,471	3,745	3,973
Goodwill	956	956	956	956	956
FDIC loss sharing receivable	220,016	242,394	239,719	160,927	167,176
Other assets	14,202	21,268	42,001	56,927	50,444

Total assets	$3,043,234	$2,994,307	$3,010,379	$2,857,237	$2,918,423

Liabilities
Deposits:
Noninterest-bearing	$444,707	$395,347	$354,434	$318,004	$316,060
Interest-bearing	2,220,653	2,196,219	2,274,458	2,193,359	2,256,629

Total deposits	2,665,360	2,591,566	2,628,892	2,511,363	2,572,689
Federal funds purchased & securities sold under agreements to repurchase	28,790	37,665	13,180	17,136	20,257
Other borrowings	3,810	20,000	21,000	—	—
Other liabilities	5,308	9,037	10,616	9,311	9,351
Subordinated deferrable interest debentures	42,269	42,269	42,269	42,269	42,269

Total liabilities	2,745,537	2,700,537	2,715,957	2,580,079	2,644,566

Stockholders’ equity
Preferred stock	$50,884	$50,727	$50,572	$50,419	$50,269
Common stock	25,150	25,087	25,079	25,102	25,102
Capital surplus	166,579	166,639	166,385	166,170	165,995
Retained earnings	59,403	54,852	54,530	38,888	37,580
Accumulated other comprehensive income/(loss)	6,512	7,296	8,687	7,410	5,742
Less treasury stock	(10,831)	(10,831)	(10,831)	(10,831)	(10,831)

Total stockholders’ equity	297,697	293,770	294,422	277,158	273,857

Total liabilities and stockholders’ equity	$3,043,234	$2,994,307	$3,010,379	$2,857,237	$2,918,423

Other Data
Earning Assets	2,558,047	2,484,147	2,484,378	2,399,258	2,442,121
Intangible Assets	5,135	4,206	4,427	4,701	4,929
Interest Bearing Liabilities	2,295,522	2,296,153	2,350,907	2,252,764	2,319,155
Average Assets	2,978,469	2,965,799	3,048,337	2,909,012	2,949,943
Average Common Stockholders’ Equity	242,817	248,729	228,716	229,794	222,675

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
	2012	2011	2011	2011	2011
ASSET QUALITY INFORMATION (1)
Allowance for loan losses
Balance at beginning of period	$35,156	$35,238	$34,523	$35,443	$34,576
Provision for loan loss (2)	12,600	8,243	7,544	7,462	7,092
Charge-offs	19,337	8,909	7,088	8,559	7,067
Recoveries	270	584	259	177	842

Net charge-offs (recoveries)	19,067	8,325	6,829	8,382	6,225
Ending balance	$28,689	$35,156	$35,238	$34,523	$35,443

As a percentage of loans	2.17%	2.64%	2.57%	2.54%	2.63%
As a percentage of nonperforming loans	54.90%	49.64%	59.66%	57.02%	51.82%
Net charge-off information Charge-offs
Commercial, Financial and Agricultural	$155	$1,952	$614	$2,128	$1,113
Real Estate - Residential	2,123	1,758	1,697	1,135	809
Real Estate - Commercial and Farmland	12,964	829	2,962	2,332	2,557
Real Estate - Construction and Development	3,930	4,129	1,612	2,822	2,425
Consumer Installment	165	241	203	142	163
Other	—	—	—	—	—

Total charge-offs	19,337	8,909	7,088	8,559	7,067

Recoveries
Commercial, Financial and Agricultural	48	21	85	48	20
Real Estate - Residential	141	39	48	45	14
Real Estate - Commercial and Farmland	16	9	37	4	2
Real Estate - Construction and Development	17	494	44	57	772
Consumer Installment	48	21	45	23	34
Other	—	—	—	—	—

Total recoveries	270	584	259	177	842

Net charge-offs (recoveries)	$19,067	$8,325	$6,829	$8,382	$6,225

Non-accrual loans	52,258	70,823	59,067	60,545	68,391
Foreclosed assets	40,035	50,301	54,487	61,533	62,258
Accruing loans delinquent 90 days or more	—	—	20	—	—

Total non-performing assets	92,293	121,124	113,574	122,078	130,649

Non-performing assets as a percent of total assets	3.03%	4.05%	3.77%	4.27%	4.48%
Net charge offs as a percent of loans (Annualized)	5.79%	2.48%	1.98%	2.50%	1.88%

(1)	Asset quality information is presented net of covered assets where the Company’s risk exposure is limited substantially by loss sharing agreements with the FDIC.
(2)	During 2011 and 2012, the Company recorded provision for loan loss expense to account for losses where the initial estimate of cash flows was found to be excessive on loans acquired in FDIC assisted acquisitions. These amounts are excluded from the calculation above but reflected in the Company’s Consolidated Statement of Operations.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	For the quarter ended:
	Mar. 2012	Dec. 2011	Sept. 2011	Jun. 2011	Mar. 2011
Loans by Type
Commercial, financial & agricultural	$149,320	$142,960	$159,020	$150,377	$142,826
Real estate - construction & development	122,331	130,270	145,770	143,684	152,863
Real estate - commercial & farmland	658,054	672,765	677,048	681,228	672,212
Real estate - residential	328,053	330,727	331,236	336,485	336,755
Consumer installment	42,085	37,296	38,163	35,584	33,698
Other	24,001	18,068	17,658	12,705	7,627

Total Legacy (non-covered)	$1,323,844	$1,332,086	$1,368,895	$1,360,063	$1,345,981

Commercial, financial & agricultural	$43,157	$41,867	$49,859	$42,494	$45,954
Real estate - construction & development	93,430	77,077	82,933	79,540	89,356
Real estate - commercial & farmland	350,244	321,257	323,760	229,924	242,153
Real estate - residential	162,768	127,644	135,318	129,721	140,239
Consumer installment	3,778	3,644	3,558	4,810	8,310

Total Covered (at fair value)	$653,377	$571,489	$595,428	$486,489	$526,012

Total Loan Portfolio:
Commercial, financial & agricultural	$192,477	$184,827	$208,879	$192,871	$188,780
Real estate - construction & development	215,761	207,347	228,703	223,224	242,219
Real estate - commercial & farmland	1,008,298	994,022	1,000,808	911,152	914,365
Real estate - residential	490,821	458,371	466,554	466,206	476,994
Consumer installment	45,863	40,940	41,721	40,394	42,008
Other	24,001	18,068	17,658	12,705	7,627

Total Loans	$1,977,221	$1,903,575	$1,964,323	$1,846,552	$1,871,993

Troubled Debt Restructurings:
Accruing loan types:
Real estate - construction & development	$1,305	$1,774	$1,697	$2,179	$2,908
Real estate - commercial & farmland	17,765	9,622	7,005	13,936	17,418
Real estate - residential	7,778	6,555	7,889	5,043	5,075

Total Accruing TDRs	$26,848	$17,951	$16,591	$21,158	$25,401

Non-accruing loan types:
Real estate - construction & development	$1,626	$2,122	$1,426	$1,315	$1,243
Real estate - commercial & farmland	2,176	4,737	5,392	8,541	8,747
Real estate - residential	1,065	1,296	227	233	-

Total Non-accrual TDRs	$4,867	$8,155	$7,045	$10,089	$9,990

Total Troubled Debt Restructurings	$31,715	$26,106	$23,636	$31,247	$35,391

The following table presents the non-covered loan portfolio by risk grade:

Grade 10 - Prime credit	$26,454	$23,930	$23,461	$20,376	$20,934
Grade 15 - Good credit	256,854	261,489	193,881	202,152	188,663
Grade 20 - Satisfactory credit	495,252	485,364	550,748	534,498	497,230
Grade 23 - Performing, under-collateralized credit	29,631	29,730	30,538	29,833	26,749
Grade 25 - Minimum acceptable credit	387,133	386,365	425,142	407,133	435,779
Grade 30 - Other asset especially mentioned	42,329	41,584	52,760	65,528	65,272
Grade 40 - Substandard	85,666	102,947	91,857	99,612	111,041
Grade 50 - Doubtful	522	677	508	922	286
Grade 60 - Loss	3	—	—	9	27

Total	$1,323,844	$1,332,086	$1,368,895	$1,360,063	$1,345,981

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
	2012	2011	2011	2011	2011
AVERAGE BALANCES
Federal funds sold	$27,160	$29,108	$24,583	$34,241	$32,891
Interest bearing deposits in banks	157,223	203,031	161,447	236,286	204,268
Investment securities - taxable	309,592	293,821	286,807	250,998	262,778
Investment securities - nontaxable	46,520	44,255	40,388	38,151	38,794
Other investments	10,076	10,276	11,328	11,022	12,218
Loans	1,329,146	1,335,242	1,351,695	1,348,067	1,356,698
Covered loans	602,353	600,367	626,873	507,276	545,393

Total Earning Assets	$2,482,070	$2,516,100	$2,503,121	$2,426,041	$2,453,040

Noninterest bearing deposits	$405,112	$395,346	$337,603	$320,735	$310,226
NOW accounts	619,047	607,258	593,801	582,773	584,338
MMDA	598,956	597,088	583,552	545,261	522,009
Savings accounts	87,219	80,074	82,210	78,674	76,341
Retail CDs < $100,000	373,519	396,058	448,597	417,297	427,143
Retail CDs > $100,000	444,838	471,329	511,205	490,660	504,011
Brokered CDs	61,287	76,250	82,880	105,338	124,441

Total Deposits	2,589,978	2,623,403	2,639,848	2,540,738	2,548,509

FHLB advances	8,282	20,707	17,804	—	25,114
Subordinated debentures	42,269	42,269	42,269	42,269	42,269
Federal funds purchased and securities sold under agreements to repurchase	29,898	29,417	14,504	23,078	22,100
Other borrowings	—	—	—	—	—

Total Non-Deposit Funding	80,449	92,393	74,577	65,347	89,483

Total Funding	$2,670,427	$2,715,796	$2,714,425	$2,606,085	$2,637,992

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
	2012	2011	2011	2011	2011
INTEREST INCOME/EXPENSE
INTEREST INCOME
Federal funds sold	$6	$7	$9	$9	$13
Interest bearing deposits in banks	120	148	144	150	175
Investment securities - taxable	2,309	2,350	2,672	2,574	2,658
Investment securities - nontaxable (TE)	493	549	499	483	492
Loans (TE)	18,310	19,205	19,362	19,906	20,923
Covered loans	10,972	16,217	12,322	13,022	8,087

Total Earning Assets	$32,210	$38,476	$35,008	$36,144	$32,348

INTEREST EXPENSE
Non-interest bearing deposits	$—	$—	$—	$—	$—
NOW accounts	526	671	985	1,026	1,048
MMDA	841	930	1,466	1,421	1,407
Savings accounts	34	45	91	88	132
Retail CDs < $100,000	941	1,074	1,405	1,474	1,745
Retail CDs > $100,000	1,240	1,557	1,855	1,951	2,094
Brokered CDs	502	598	629	865	949

Total Deposits	4,084	4,875	6,431	6,825	7,375

FHLB advances	69	183	155	—	123
Subordinated debentures	361	363	375	323	351
Repurchase agreements	40	33	22	28	81
Correspondent bank line of credit and other	1	1	3	—	—

Total Non-Deposit Funding	471	580	555	351	555

Total Funding	$4,555	$5,455	$6,986	$7,176	$7,930

Net Interest Income (TE)	$27,655	$33,021	$28,022	$28,968	$24,418

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
	2012	2011	2011	2011	2011
YIELDS (1)
Federal funds sold	0.09%	0.10%	0.15%	0.11%	0.16%
Interest bearing deposits in banks	0.31%	0.29%	0.35%	0.25%	0.35%
Investment securities - taxable	3.00%	3.17%	3.70%	4.11%	4.10%
Investment securities - nontaxable	4.26%	4.92%	4.90%	5.08%	5.14%
Loans	5.54%	5.71%	5.68%	5.92%	6.25%
Covered loans	7.33%	10.72%	7.80%	10.30%	6.01%

Total Earning Assets	5.22%	6.07%	5.55%	5.98%	5.35%
Noninterest bearing deposits	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	0.34%	0.44%	0.66%	0.71%	0.73%
MMDA	0.56%	0.62%	1.00%	1.05%	1.09%
Savings accounts	0.16%	0.22%	0.44%	0.45%	0.70%
Retail CDs < $100,000	1.01%	1.08%	1.24%	1.42%	1.66%
Retail CDs > $100,000	1.12%	1.31%	1.44%	1.59%	1.68%
Brokered CDs	3.29%	3.11%	3.01%	3.29%	3.09%

Total Deposits	0.63%	0.74%	0.97%	1.08%	1.17%
FHLB advances	3.35%	3.51%	3.45%	0.00%	1.99%
Subordinated debentures	3.43%	3.41%	3.52%	3.07%	3.37%
Repurchase agreements	0.54%	0.45%	0.60%	0.49%	1.49%
Correspondent bank line of credit and other	0.00%	0.00%	0.00%	0.00%	0.00%

Total Non-Deposit Funding	2.35%	2.49%	2.95%	2.15%	2.52%

Total funding (3)	0.69%	0.80%	1.02%	1.10%	1.22%

Net interest spread	4.53%	5.27%	4.53%	4.87%	4.13%

Net interest margin	4.48%	5.21%	4.44%	4.79%	4.04%

(1)	Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 35%.
(2)	Rate calculated based on average earning assets.
(3)	Rate calculated based on total average funding including non-interest bearing liabilities.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar. 2012	Dec. 2011	Sept. 2011	Jun. 2011	Mar. 2011
Core Earnings Reconciliation
Pre-tax operating profit/(loss)	$7,863	$1,728	$24,709	$3,010	$2,202
Plus: Credit Related Costs
Provision for loan losses	12,882	9,019	7,552	9,115	7,043
(Gains)/Losses on the sale of legacy OREO	7,252	4,533	5,906	1,324	1,591
Problem loan and OREO expense	5,487	3,251	3,079	2,558	2,498
Interest reversed (received) on non-accrual loans	187	410	452	140	(389)

Total Credit-Related Costs	25,808	17,213	16,989	13,137	10,743

Plus: Non-recurring conversion charges	—	306	611	370	322
Plus: Costs associated with capital raise	—	—	—	—	—
Less: Non-recurring gains
Gains related to FDIC acquisitions	(20,037)	—	(26,867)	—	—
Gains on sales of securities	—	—	—	(14)	(224)
Gains on sales of bank premises	—	(19)	(9)	(11)	(128)
Other non-recurring adjustments	—	(4,198)	—	(2,631)	—

Pretax, Pre-provision earnings	$13,634	$15,030	$15,433	$13,861	$12,915

As percentage of average assets, annualized	1.84%	1.97%	2.01%	1.91%	1.78%

	Three Months Ended
	Mar. 2012	Dec. 2011	Sept. 2011	Jun. 2011	Mar. 2011
Recurring Operating Expenses
Total Operating Expenses	34,246	28,710	29,486	22,602	21,155
Less: Credit costs & non-recurring charges
Gains/(Losses) on the sale of legacy OREO	(7,252)	(4,533)	(5,906)	(1,324)	(1,591)
Gains/(Losses) on the sale of covered OREO	—	—	—	—	2,292
Problem loan and OREO expense	(5,487)	(3,251)	(3,079)	(2,558)	(2,498)
Costs associated with capital raise	—	—	—	—	—
Severance payments	(362)	(290)	—	—	—
Conversion expenses	—	(306)	(611)	(370)	(322)
(Gains)/Losses on the sale of premises	—	19	9	11	128
FDIC insurance expense	(1,067)	(1,078)	(1,096)	(1,118)	(1,245)

Recurring operating expenses	$20,078	$19,271	$18,803	$17,243	$17,919